Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying amended Annual Report on Form 10-K of Cargo Connection Logistics Holding, Inc. for the year ending December 31, 2008, I, Scott Goodman, Chief Executive Officer and Chief Financial Officer of Cargo Connection Logistics Holding, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.    Such yearly Report on Form 10-K for the year ending December 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in such Annual Report on Form 10-K for the year ended December 31, 2008, fairly represents in all material respects, the financial condition and results of operations of Cargo Connection Logistics Holding, Inc.

Dated: December 17, 2010

By:	/s/ Scott Goodman Scott Goodman President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)